Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President,

Chief Financial Officer and Treasurer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

To Host Third Quarter 2023 Earnings Call

Uniondale, NY – September 15, 2023 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its third quarter 2023 earnings after the market closes on October 31, 2023.

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President, Chief Financial Officer and Treasurer, will host the conference call on Wednesday, November 1, 2023, at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter of 2023. Interested parties are invited to listen in by dialing 1-877-509-5836. The conference call will be simultaneously webcast at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=trpzpC32

Conference Call Details

Dial-in for Live Call: 1-877-509-5836

Canada Toll Free: 1-855-669-9657

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=trpzpC32

Dial-in for Replay: 1-877-344-7529

Canada Toll Free Replay: 1-855-669-9658

Replay Access Code:  2779651

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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